BY-LAWS
                          of
              MCWHORTER TECHNOLOGIES, INC.

                       ARTICLE I

     Offices

     SECTION 1.  Registered Offices in Delaware.
The registered office of McWhorter Technologies, Inc. (hereinafter called the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The
Corporation Trust Company.

     SECTION 2.  Other Offices.  The Corporation
may have such other offices in such places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                       ARTICLE II

                Meetings of Stockholders

     SECTION 1.  Annual Meeting.  The annual
meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place within or without the State of Delaware, and at such date and hour, as shall be designated by the Board of Directors.

     SECTION 2.  Special Meetings.  A special
meeting of stockholders, for any purpose or purposes, may be called at any time by any member of the Board of Directors or by the President of the Corporation. Any such meeting shall be held at such place within or without the State of Delaware, and at such date and hour, as shall be designated in the notice of such meeting.

     SECTION 3.  Notice of Meeting.  Unless
waived in writing by the stockholder of record or unless such stockholder is represented thereat in person or by proxy, each stockholder of record shall be given written notice of each meeting of stockholders, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be given at least ten days before the date fixed for such meeting.

     SECTION 4.  Quorum.  At each meeting of
stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     SECTION 5.  Voting.  Except as otherwise
provided in the Certificate of Incorporation, at every meeting of stockholders each holder of record of the issued and outstanding stock of the Corporation entitled to vote thereat shall be entitled to one vote, in person or by proxy, for each share of stock held by such stockholder. Shares of capital stock of this Corporation belonging to the Corporation directly or indirectly shall not be voted directly or indirectly. At all meetings of stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote thereat, except as otherwise required by the laws of the State of Delaware. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of stockholders and entitled to vote thereat or so directed by the chairman of the meeting or required by the laws of the State of Delaware, the vote thereat on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.

     SECTION 6.  Closing of Transfer Books or
Fixing Record Date. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                  ARTICLE III

               Board of Directors

     SECTION 1.  General Powers.  The property,
business and affairs of the Corporation shall be managed by the Board of Directors.

     SECTION 2.  Number and Term of Holding
Office. The number of directors which shall constitute the whole Board of Directors shall be such number not fewer than one as shall from time to time be fixed by the Board of Directors.
Each of the directors of the Corporation shall hold office until the annual meeting next after his election and until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner hereinafter provided.

     SECTION 3.  Organization and Order of
Business. At each meeting of the Board of Directors, the Chairman of the Board of Directors or any director chosen by a majority of the directors present thereat shall act as chairman of the meeting and preside thereat.
The Secretary of the Corporation or, in the case of his absence, any person whom the chairman shall appoint, shall acts secretary of such meeting and keep the minutes thereof.

     SECTION 4.  Resignations.  Any director may
resign at any time by giving written notice of his resignation to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, it shall take effect when accepted by action of the Board of Directors.
Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5.  Removal of Directors.  Any
director may be removed, either with or without cause, at any time by vote of a majority in interest of the stockholders of the Corporation.

     SECTION 6.  Vacancies.  Any vacancy in the
Board of Directors, arising from death,
resignation, removal, an increase
in the number of directors or any other cause, may be filled either by a majority vote of the remaining directors, although less than a quorum, or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose.

     SECTION 7.  Pledge of Meeting.  The Board
of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

     SECTION 8.  Meetings.

          (A)  Annual Meetings.  As soon as
practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business.

          (B)  Other Meetings.  Other meetings
of the Board of Directors shall be held at such times and places as the Board shall from time to time determine or upon call by the Chairman of the Board of Directors or the President of the Corporation.

     SECTION 9.  Notice of Meeting.  The
Secretary of the Corporation shall give notice to each director of each meeting, including the time and place of such meeting. Notice of each such meeting shall be mailed to each
director, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held, or shall be sent to him by telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice of any meeting shall not be required to be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to adequate notice.

     SECTION 10.  Quorum and Manner of Acting.
Except as provided by law, the Certificate of Incorporation or these By-Laws, a majority of the directors then in office shall be necessary at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

     SECTION 11.  Action by Consent.  Any action
required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

     SECTION 12.  Meetings by Telephone, etc.
Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     SECTION 13.  Compensation.  Each director,
in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum of such fees for attendance at meetings of the Board of Directors or of any committee thereof, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 14.  Committees.  The Board of
Directors, by resolution passed by a majority of the whole Board, may designate members of the Board to constitute one or more committees, which shall in each case consist of such number of directors, not fewer than two, and shall have and may exercise such powers as the Board may by resolution determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

                   ARTICLE IV

                    Officers

     SECTION 1. Number.  The officers of the
Corporation shall be a Chairman of the Board, a
President, one or more Vice Presidents, a
Treasurer and a Secretary.   Each such officer
shall be elected by the Board of Directors at its initial organization meeting and thereafter at its annual meeting of the Board and shall serve until his successor is elected or until his earlier death or resignation or removal in the manner hereinafter provided.

     The Board may elect or appoint such other officers of the Corporation (including one or more Assistant Treasurers and one or more
Assistant Secretaries) as it deems necessary who shall have such authority and shall perform such duties as the Board may prescribe. If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his successor is elected or appointed or until his earlier death or resignation or removal in the manner hereinafter provided.

    A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

     All officers and agents elected or
appointed by the Board shall be subject to removal at any time by the Board with or without cause.

     Any officer may resign at any time by
giving written notice to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 2.  The Chairman of the Board.
The Chairman of the Board of the Corporation, subject to the direction of the board of Directors, shall be the chief executive officer of Corporation, shall have general charge of the business and affairs of the Corporation, shall have the direction of all other officers, agents and employees and may assign such duties to the other officers of the Corporation as he deems appropriate.

     SECTION 3.  The President.  The President,
subject to the direction of the Board of Directors and the Chairman of the

Board, shall be the chief operating officer of the Corporation and shall, in general, perform all duties incident to the office of President. In the absence or inability of the Chairman to act, the President shall perform the duties of the Chairman of the Board.

     SECTION 4.  Vice Presidents.  Each Vice
President shall have such powers and perform such duties as the Chairman of the Board or the Board of Directors may from time to time prescribe and shall perform such other duties as may be prescribed by these By-Laws. At the request of the President, or in case of his absence or inability to act, any of the Vice
Presidents shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

     SECTION 5.  Treasurer.  The Treasurer of
the Corporation shall have charge and custody of and be responsible for all funds and securities of the Corporation and its books of account.

     SECTION 6.  Secretary.  The Secretary of
the Corporation shall keep the records of all meetings of the stockholders and the Board of Directors. He shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer and shall be custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records.

                     ARTICLE V

     Contracts, Checks, Drafts, Bank Accounts, etc.

     SECTION 1. Execution of Documents.  Any
member of the Board of Directors and any officer, employee or agent of the Corporation designated by the Board of Directors shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and the Board of Directors may authorize any such officer, employee or agent to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

     SECTION 2. Deposits.  All funds of the
Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board, the President or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.

                     ARTICLE VI

                  Books and Records

     The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

                     ARTICLE VII

                        Seal

     The Board may adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the word
"Delaware" and representing the year of its incorporation.

                    ARTICLE VIII

                  Indemnification

     To the extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as now in effect and as from time to time amended, or any successor provisions thereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not such action is an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  ARTICLE IX

           Shares and Their Transfer

     SECTION 1.  Certificates of Stock.  Every
owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him or it in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Each such certificate shall be signed by the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the

Secretary or an Assistant Secretary of the Corporation. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.

      SECTION 2.  Record.  A record shall be
kept of the name of the person, firm or
corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation.
The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

     SECTION 3.  Transfer of Stock.  Transfers
of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on the surrender of the certificate or certificates for such shares properly endorsed.

     SECTION 4. Lost, Destroyed or Mutilated
Certificate. In case of the alleged loss or destruction or the mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

                    ARTICLE X

                  Consent Order

     SECTION 1.  General Provisions.
Notwithstanding anything herein to the contrary, the Corporation shall be bound by the terms and provisions of the Final Order in The Matter of The Valspar Corporation and McWhorter, Inc.,
File No. 931-0098 (1993) (the "Order"), until
the Order is of no further force or effect. In the event of any conflict or inconsistency between the other Articles of these By-Laws, or any amendment thereto, and the Order, or any amendment thereto, the Order shall govern. In addition, in the event of any conflict or inconsistency between the other Articles of these By-Laws, or any amendment thereto, and this Article X, this Article X shall govern.

     SECTION 2.  Interim Board of Directors.
The directors of this Corporation, after the Acquisition (as defined in the Order) and prior to the distribution of the Corporation's stock to the stockholders of Valspar, shall consist of at least two non- Valspar directors, officers or employees and no more than one Valspar director, officer, employee or agent, provided, however, that such Valspar director, officer, employee or agent shall enter into a confidentiality agreement prohibiting disclosure of confidential information until the day after the divestitures required by the Order have been completed and shall not be a person involved in Valspar's
Coating Resins (as defined in the Order) business. Such director who is also a Valspar director, officer, employee or agent shall participate in matters that come before the Corporation's board of directors for the limited purpose of considering a capital investment or other transactions exceeding $500,000 and carrying out Valspar's and the Corporation's responsibilities under the Order. Except as permitted by the Order, such director shall not participate in any matter that would involve a conflict of interest.

     SECTION 3.  Records.  Meetings of the board
of directors of this Corporation during the term of the Agreement to Hold Separate shall be stenographically transcribed and the transcripts retained for two years after the termination of such agreement.

     SECTION 4.  Election of Directors.  Within
seven days of the distribution or other
divestiture of the Corporation's stock by Valspar, any director of the Corporation who is also a Valspar director, officer, employee or agent shall resign from the Corporation's board, and the remaining directors of the Corporation shall designate a new director or new directors in accordance with the Order and these By-Laws who are not directors, officers, employees or agents of Valspar. In addition, the Corporation shall, within twelve months of the distribution or other divestiture of the Corporation stock by Valspar, call a stockholders' meeting for the purpose of electing directors.

     SECTION 5.  Officers and Directors.  Except
as provided above, after completion of the Acquisition (as defined in the Order), no officer, director or employee of Valspar shall concurrently serve as an officer, director or employee of this Corporation nor shall any officer, director or employee of this Corporation serve concurrently as an officer, director or employee of Valspar while the order is in force and effect.

                     ARTICLE XI

                     Amendments

     Except for Article X hereof which may be amended only to the extent such amendment is consistent with the terms of the Order, or any amendment thereto, these By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.